Exhibit 1.1

Inventiva S.A.

27,272,727 AMERICAN DEPOSITARY SHARES, EACH REPRESENTING ONE ORDINARY SHARE, NOMINAL VALUE €0.01 PER SHARE

Underwriting Agreement

June 2, 2026

Leerink Partners LLC

1301 Avenue of the Americas, 5th Floor

New York, New York 10019

Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 11th Floor

New York, New York 10019

Stifel Europe Securities SAS

26 avenue des Champs Elysées

75008 Paris, France

Ladies and Gentlemen:

Inventiva S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Dijon under number 537 530 255 (the “Company”), proposes to issue and sell to Leerink Partners LLC (“Leerink”), Stifel, Nicolaus & Company, Incorporated (“Stifel US”) and Stifel Europe Securities SAS (“Stifel Europe” and, together with Stifel US, “Stifel” and, together with Leerink, the “Underwriters” or “you”), an aggregate of 27,272,727 ordinary shares, nominal value €0.01 per share (the “Ordinary Shares”), of the Company, to be represented by American Depositary Shares, each representing one Ordinary Share (the “ADSs” or the “Offered Securities”). The Ordinary Shares underlying the ADSs are hereinafter referred to as the “Underlying Shares.” Unless the context otherwise requires, each reference to the Offered Securities herein also includes the Underlying Shares.

It is understood that the obligations of the Underwriters contained in this Agreement shall not constitute a performance guarantee (garantie de bonne fin) within the meaning of Article L. 225-145 of the French Commercial Code.

The term the “Offering” as used herein shall mean the offering and sale of the Offered Securities, including any correspondence with the Commission (as defined below) in connection with the Registration Statement (as defined below).

The Offered Securities will be issued by way of a capital increase without preferential rights for existing shareholders reserved to categories of investors, pursuant to the 27th resolution of the Company’s combined general shareholders’ meeting held on May 22, 2025 and in accordance with Article L. 225-138 of the French Commercial Code, in the context of a public offering in the United States of America.

The Underlying Shares are to be deposited pursuant to a deposit agreement (the “Deposit Agreement”), dated July 9, 2020, by and among the Company, The Bank of New York Mellon, as the depositary (the “Depositary”) and owners and holders, from time to time, of the American Depositary Shares issued thereunder.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Offered Securities, as follows:

1.             Registration Statement, ADS Registration Statement and French Information Document.

(a)            Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-3ASR (File No. 333-296414), including a prospectus, relating to the Offered Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement;” and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information (the “Base Prospectus”), and the term “Prospectus” means the Base Prospectus and the prospectus supplement relating to the Offered Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, the ADS Registration Statement (as defined below), any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

(b)            ADS Registration Statement. Each registration statement on Form F-6 (File Nos. 333-239477 and 333-296407), and any amendments thereto, in respect of the ADSs has been filed with the Commission; each such registration statement in the form heretofore delivered, excluding exhibits, to the Underwriters, has been declared effective by the Commission; and no other document with respect to each such registration statement has heretofore been filed with the Commission (the various parts of each such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called, collectively, the “ADS Registration Statement”).

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): the Prospectus dated June 2, 2026 and any “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 6:05 a.m., New York City time, on June 2, 2026.

In accordance with French legal and regulatory requirements, the Company has prepared and filed with the AMF a French-language universal registration document (Document d’Enregistrement Universel) under number 26-0232 on April 8, 2026 (the “Universal Registration Document”).

The Company will publish a press release on June 2, 2026 in French and in English (the “Press Release”). The Universal Registration Document and the Press Release are referred to together as the “French Public Disclosure”.

2.             Purchase of the Offered Securities.

(a)            On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Company hereby agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company with a view to resale to investors, the respective number of ADSs set forth in the table in Schedule I hereto opposite its name. The ADSs will be offered at a price of $4.40 per ADS (the “Purchase Price”). The Purchase Price is exclusive of the commissions set forth herein.

(b)            The Company understands that the Underwriters intend to make an offering in the United States of the respective portions of the Offered Securities sold to them as contemplated hereby and in the Prospectus, and initially to offer the Offered Securities on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Offered Securities to or through any affiliate of an Underwriter.

(c)           Payment of the Purchase Price for the ADSs shall be made to the Company in United States dollars by wire transfer or credit of immediately available funds of an amount equal to the product of 27,272,727 ADSs sold by the Purchase Price to a blocked account in the Company’s name at Société Générale Securities Services, as transfer agent and registrar of the Company (the “Registrar”) (the “Blocked Account”), no later than at 11:00 a.m., Central European Time, on June 5, 2026, or at such other time on the same or such other date, not later than June 5, 2026, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.” On the Closing Date, subject to receipt of payment for the ADSs in the Blocked Account, the Registrar will issue, or cause to be issued, the certificate du dépositaire des fonds (the “Certificate”) required by article L.225-146 of the French Commercial Code.

(d)           With respect to ADSs, the Registrar shall: (i) on the business day before the Closing Date, send to Euroclear, in the name and on behalf of the Company, a lettre comptable for the creation of the Underlying Shares corresponding to the ADSs and for credit thereof, no later than on the Closing Date, in a securities account opened in the name and on behalf of the Company in the books of the Registrar; and (ii) on the Closing Date, immediately after issuing the certificat du dépositaire, transfer the Underlying Shares corresponding to the ADSs to the custodian under the Deposit Agreement, for the account of the Depositary against issuance of ADSs in accordance with the Deposit Agreement. Delivery of the ADSs shall be made through the facilities of the Depository Trust Company (“DTC”). Prior to the Closing Date, the Company shall have taken all actions and made all necessary filings with the regulated market of Euronext Paris (“Euronext”) and Euroclear, and with the Depositary and DTC, to facilitate the transfer of the Underlying Shares through Euroclear and the ADSs through DTC. The Underwriters shall provide the written DTC delivery instructions to the Depositary at least one full business day prior to the Closing Date. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(e)            As compensation for the Underwriters’ commitments, and in addition to the amount of any expenses owing to the Underwriters under this Agreement, the Company shall pay, or shall cause the Registrar to pay, to Stifel (which acts on behalf of the Underwriters) for purposes of settlement and delivery of the Offered Securities, a commission equal to the product of $0.264 per ADSs multiplied by the number of ADSs paid for by the Underwriters to be issued at the Closing Date in the Offering. Such commission shall be deducted from the gross proceeds payable to the Company on the Closing Date in United States dollars and shall be paid on such date by the Registrar to Stifel on behalf of the Underwriters immediately after receiving the global subscription amount referred to above. The Company irrevocably agrees to such transfer.

(f)            The ADSs shall be delivered to Stifel on the Closing Date, on behalf of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid by the Company.

(g)           In the event that the ADSs are not delivered to the Underwriters by 2:30 p.m., New York City time, on the Closing Date, the Company will return (or will instruct its custodian to return) payment of the full Purchase Price to Stifel via same day funds by 4:30 p.m., New York City time. The Company shall remain liable to the Underwriters for the full amount of the Purchase Price until the full amount has been received by Stifel.

(h)           The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Offered Securities contemplated hereby (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriters are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall not have any responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.             Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)           Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)           Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by or on behalf any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)            Issuer Free Writing Prospectus. Other than the Registration Statement, any Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) any documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Underwriters, which approval, in the case of written communications required by law to be prepared, used, authorized, approved or referred to, shall not be unreasonably withheld. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with any Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)           Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications (as defined below) other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are either (a) qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act or (b) “qualified investors” within the meaning of article 2(e) of the Prospectus Regulation, and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Testing-the-Waters Communication” means any oral or written communication by the Company or any person authorized to act on behalf of the Company with potential investors undertaken in reliance on Rule 163B of the Securities Act and on Article 11 of Regulation (EU) No. 596/2014 of the European Parliament and of the Council of April 19, 2014 on market abuse. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such, it being understood and agreed that the only such information furnished by or on behalf any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)           Registration Statement, ADS Registration Statement and Prospectus. Each of the Registration Statement and the ADS Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued by the Commission, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Securities has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto, the Registration Statement, the ADS Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will comply in all material respects with the Securities Act and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by or on behalf any Underwriter consists of the information described as such in Section 7(b) hereof.

(f)            Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           Financial Statements. The financial statements as of and for the years ended December 31, 2025, 2024 and 2023 incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations, changes in shareholders’ equity and cash flows for the periods specified in conformity with the international financial reporting standards (the “IFRS Accounting Standards”) as issued by the International Accounting Standards Board (“IASB”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto or as otherwise disclosed therein. The financial statements as of and for the years ended December 31, 2025, 2024 and 2023 included directly or incorporated by reference in the Universal Registration Document present fairly the consolidated financial position of the Company as of the dates indicated and the results of its operations, changes in shareholders’ equity and cash flows for the periods specified, in accordance with IFRS Accounting Standards within the meaning of EC Regulation No. 1606/2002 of the European Parliament and of the Council of 19 July 2002 as adopted from time to time by the European Commission in accordance with that Regulation and its interpretations promulgated by the IASB applied on a consistent basis throughout the periods involved (except as noted therein). No other financial statements or supporting schedules are required under applicable laws or regulations to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus. The financial data set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Capitalization” have been derived from the audited financial statements or unaudited condensed consolidated financial statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the French Public Disclosure.

(h)           No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of ADSs, or free shares (actions gratuites) or upon the exercise of outstanding founder’s share warrants (BSPCE), stock options, pre-funded warrants, and share warrants (BSA), in each case referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus), or issuances of equity grants to employees, executives or former executive), short-term debt or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on its capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company; (ii) the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii) the Company has not sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case (i), (ii) and (iii) above as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the French Public Disclosure.

(i)            Organization and Good Standing. The Company has been duly organized and is validly existing under the laws of France, is duly qualified to do business in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). No proceeding of mandat ad hoc, conciliation, sauvegarde (including sauvegarde accélérée), redressement judiciaire or liquidation judiciaire is existing with respect to the Company and the Company is not insolvent. The by-laws (statuts) of the Company comply with the requirements of applicable French law and are in full force and effect in all material aspects. The Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) have been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus. The Company’s subsidiaries are in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding capital stock or other equity or ownership interests of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding capital stock or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary. The constitutive or organizational documents of the Company’s subsidiaries comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. As of the date of this Agreement, the Company has one subsidiary, Inventiva Inc.

(j)            Capitalization. The share capital of the Company is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization” (other than for subsequent issuances, if any, pursuant to free shares (actions gratuites) or upon the exercise of outstanding founder’s share warrants (BSPCE), stock options, pre-funded warrants, and share warrants (BSA), in each case as contemplated in the Registration Statement and the Pricing Disclosure Package and the Prospectus); all the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package, the Prospectus and the French Public Disclosure, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the French Public Disclosure.

(k)            Stock Options. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus, and the French Public Disclosure, the Company has not issued any stock options, and no stock options of the Company are outstanding.

(l)             Outstanding Founder’s Share Warrants (BSPCE), Share Warrants (BSA) and Free Shares (actions gratuites). With respect to the outstanding founder’s share warrants (BSPCE), share warrants (BSA) and free shares (actions gratuites), in each case referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus , (i) each grant was duly authorized no later than the date on which such grant was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the relevant plan adopted by the Company, and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Market, AMF and Euronext, and (iii)  each such grant was properly accounted for in accordance with IFRS Accounting Standards in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, founder’s share warrants (BSPCE), share warrants (BSA) and free shares (actions gratuites) prior to, or otherwise coordinated with, the release or other public announcement of material information regarding the Company or its results of operations or prospects.

(m)           Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(n)           Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o)           Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(p)           Description of the Underwriting Agreement and the Deposit Agreement. This Agreement and the Deposit Agreement conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)            The Securities. Upon issuance of the ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued, and the persons in whose names the ADSs are registered will be entitled to the rights specified in the Deposit Agreement. The deposit of the Underlying Shares with the Depositary and the issuance of the ADSs as contemplated by this Agreement and the Deposit Agreement will neither (i) cause any holder of any Ordinary Shares or ADSs or securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or options, warrants or other rights to purchase Ordinary Shares or ADSs or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company, nor (ii) trigger any anti-dilution rights of any such holder with respect to such Underlying Shares, ADSs, securities, options, warrants or rights, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Offered Securities to be sold by the Company will be freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered Securities under the laws of France except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Underlying Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of the ADSs, as contemplated by the Deposit Agreement.

(r)            Working Capital. The cash flow and working capital projections on which the Company has based its working capital statement which will be contained in the Press Release have been made on reasonable grounds and in good faith. All assumptions on which such working capital statement is based are considered by the Company to be reasonable and, so far as the Company is aware, there are no other material assumptions which should reasonably be taken into account in the preparation of such working capital statement.

(s)            No Violation or Default. The Company is not (i) in violation of its by-laws (statuts); (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or asset of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)             No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property, right or asset of the Company, (ii) result in any violation of the provisions of by-laws (statuts) of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated by this Agreement, except for the registration of the Offered Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. and under applicable state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters and approval from Euronext for the listing of the Underlying Shares.

(v)            Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the French Public Disclosure, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company is or reasonably expects to be a party or to which any property of the Company is or reasonably expected to be the subject that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus, the French Public Disclosure that are not so described in the Registration Statement, the Pricing Disclosure Package, the Prospectus , the French Public Disclosure and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed or incorporated by reference as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that are not so filed or incorporated by reference as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(w)            Independent Accountants. KPMG S.A., who has certified certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. KPMG S.A., who has certified the financial statements of the Company as of and for the years ended December 31, 2025, 2024, and 2023 included directly or incorporated by reference in the Universal Registration Document, is an independent statutory auditor with respect to the Company as required by the AMF General Regulations and under the professional rules of the “Compagnie Nationale des Commissaires aux Comptes.”

(x)            Title to Real and Personal Property. The Company has good and marketable title in fee simple (or its jurisdictional equivalent) to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to its business, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)            Intellectual Property. Except as described in the Registration Statement, Pricing Disclosure Package, Prospectus and the French Public Disclosure and as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company owns or has adequate rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, licenses, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (including registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) used in or necessary for the conduct of its business as now conducted as contemplated in the Registration Statement, Pricing Disclosure Package, Prospectus and the French Public Disclosure to be conducted by them; (ii) to the knowledge of the Company, the Company’s conduct of its business does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property of any person (it being understood that the foregoing representation and warranty is made without giving effect to any exemption under applicable law to which the Company may be entitled (e.g., 35 U.S.C. Section 271(e)(1)); (iii) to the knowledge of the Company, all Intellectual Property owned by or exclusively licensed to the Company is valid and enforceable; (iv) to the knowledge of the Company, the Intellectual Property of the Company is not being infringed, misappropriated or otherwise violated by any person; (v) the Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property the value of which to the Company is contingent upon maintaining the confidentiality thereof and no such Intellectual Property has been disclosed other than to employees, representatives and agents of the Company all of whom are bound by confidentiality agreements, and (vi) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party (A) challenging the Company’s rights in or to any Intellectual Property, (B) challenging the validity, enforceability or scope of any Intellectual Property owned by or exclusively licensed to the Company, or (C) alleging that the Company has infringed, misappropriated or otherwise violated any Intellectual Property of any third party.

(z)            No Undisclosed Relationships. (i) No business relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers or other affiliates of the Company, on the other, and (ii) there are no conventions réglementées under Article L. 225-38 et seq. of the French Commercial Code, that is required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that have not been described as required.

(aa)          No Market Abuse. The Company has complied and complies in all material respect with all applicable rules relating to market abuse (including insider trading) and has taken reasonable measures and has reasonable procedures in place in order to ensure such compliance, and none of the allotment of the Offered Securities, the sale of the Offered Securities and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of any applicable “insider dealing,” “insider trading” or similar legislation and no person acting on its behalf has done any act or engaged in any course of conduct constituting such violation.

(bb)         Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder and will not result in the Company being in non-compliance of any applicable laws, rules and regulations with respect to the administration of foreign exchange or overseas investment in France.

(cc)         Taxes. The Company has paid all material federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package the Prospectus and the French Public Disclosure, there is no tax deficiency that has been asserted against the Company or any of its properties or assets, except with respect to (i) payments being contested in good faith through an appropriate procedure or for which provision has been made in its accounts if and to the extent required or (ii) non-payments and non-filings that have not had or would not be expected reasonably to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except where failures to do so have not had or would not be expected reasonably to have a Material Adverse Effect.

(dd)         Licenses and Permits. The Company possesses all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(ee)          No Labor Disputes. No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened. The Company is not aware of any existing or imminent labor disturbance or dispute between any of its principal suppliers, contractors or customers and the respective employees of such principal suppliers, contractors or customers, except as would not reasonable be expected to have a Material Adverse Effect. The Company has not received written notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(ff)           Certain Environmental Matters. (i) The Company (x) is in compliance with all, and has not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct its business; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package, the Prospectus, and the French Public Disclosure, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company is not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, and (z) the Company anticipates material capital expenditures relating to any Environmental Laws.

(gg)         Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company’s most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect

(hh)         Disclosure Controls. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to comply with the requirements of the Exchange Act applicable to the Company and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ii)            Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS Accounting Standards. The Company maintains internal accounting controls to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS Accounting Standards and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package the Prospectus and the French Public Disclosure, no material weaknesses in the Company’s internal controls have been identified by the Company’s auditors. The Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting identified by the Company’s auditors that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, known to the Company that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(jj)            Insurance. The Company has insurance covering its properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its business; and the Company has not (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in all material respects.

(kk)          Cybersecurity. (i)(x) Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the French Public Disclosure, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, there has been no security breach or other compromise of any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and third party data maintained by or on behalf of the Company), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, be reasonable expected to have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with generally accepted industry standards and practices.

(ll)            No Unlawful Payments. Neither the Company nor any director or officer of the Company nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, Articles 432-11 et seq., 433-1 and 433-2, 433-22 to 433-25, 435-1 et seq. and 445-1 et seq. of the French Criminal Code, or any applicable anti-corruption laws, rules, or regulations of the European Union or any other jurisdiction in which the Company conducts business; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintains and enforces, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm)       Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering or terrorism financing statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency, including but not limited to, the Cellule française de lutte contre le blanchiment de capitaux et le financement du terrorisme (TRACFIN) and the Office central pour la répression de la grande délinquance financière (OCRGDF) (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)         No Conflicts with Sanctions Laws. Neither the Company nor any of its directors or officers nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company (except for the Underwriters, in respect of which the Company makes no representation) is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), any French government agency, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, or so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and the Crimea region, Cuba, Iran, North Korea and Russia (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that would reasonably be expected to result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company has not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo)         No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(pp)         No Registration Rights. No person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Offered Securities.

(qq)         No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Offered Securities. Neither the Company, nor any person acting on its behalf will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to cause or result in, the stabilization of the Offered Securities in violation of applicable European Union or French laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities. The Company has not taken or omitted to take any action nor will take any action or omit to take any action which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbour provided under the Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilization measures. The Company authorizes the Underwriters to make adequate public disclosure of information, and to act as the central point responsible for handling any request from a competent authority, in each case as required by Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 with regard to regulatory technical standards for conditions applicable to buy-back programmes and stabilization measures.

(rr)           Margin Rules. Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds received by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss)          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt)           Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(uu)         Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company as of the date hereof, including Section 402 related to loans.

(vv)         Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(ww)        No Ratings. There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act.

(xx)          Preclinical Studies and Clinical Trials. (i) Except as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus, the pre-clinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company, or in which the Company, has participated that are described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package the Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the Regulatory Authorities and current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of the results of such studies and trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; (iii) the Company has no knowledge of any other studies or trials not described in the Registration Statement, the Pricing Disclosure Package and, the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the Pricing Disclosure Package the Prospectus; (iv) the Company has operated at all times and is currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; (v) the Company has provided the Underwriters with all substantive written notices, correspondence and summaries of all other communications from the Regulatory Authorities; and (vi) the Company has not received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any pre-clinical studies and clinical trials that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(yy)         Regulatory Filings. The Company has not failed to file with the Regulatory Authorities any required filing, declaration, listing, registration, report or submission that is a responsibility of the Company with respect to the Company’s product candidates that are described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to make the same would not, individually or in the aggregate, have a Material Adverse Effect; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; and no material deficiencies regarding compliance with applicable law have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(zz)          Stamp Taxes. No stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in France or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the issuance and delivery of the Offered Securities in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Offered Securities as contemplated herein and in the Prospectus (in each case provided that no deed evidencing the sale of the Offered Securities is executed in France).

(aaa)        No Immunity. Neither the Company nor any of its properties or assets has immunity under the laws of France, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any French, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant this Agreement, waived, and it will waive, such right to the extent permitted by law as provided in Section 19(e) of this Agreement.

(bbb)      Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon any of this Agreement would be declared enforceable against the Company by the courts of France, subject to the restrictions described under the caption “Enforcement of civil liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ccc)       Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of France and will be enforced in France, subject to the restrictions described under the caption “Enforcement of civil liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 19(c) of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(ddd)      Personal Liability of Shareholders. No holder of any of the Offered Securities after the consummation of the transactions contemplated by this Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Offered Securities; and, except as set forth in the Registration Statement, the Pricing Disclosure Package the Prospectus and the French Public Disclosure, there are no material limitations on the rights of holders of the Offered Securities who are not French residents to hold, vote or transfer their securities.

(eee)       Indemnification and Contribution. The indemnification and contribution provisions set forth in this Agreement hereof do not contravene French law or public policy.

(fff)          Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the French Public Disclosure, no approvals by any French regulatory authority are currently required in France in order for the Company to pay dividends or other distributions declared by the Company to the holders of Offered Securities. Under current laws and regulations of France and any political subdivision thereof, dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or Euros and freely transferred out of France, and except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the French Public Disclosure, all such dividends paid by the Company will not be subject to withholding under the laws and regulations of France.

(ggg)      Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package and the Prospectus, this Agreement or the Offered Securities in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(hhh)       Legal Action. A holder of the Offered Securities and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Offered Securities and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in France may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(iii)          Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(jjj)          Transaction Agreements under French Law. This Agreement is in proper form to be enforceable against the Company in France in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; to ensure the legality, validity, enforceability or admissibility into evidence in France of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in France (other than court filings in the normal course of proceedings) or that any stamp or similar tax (other than nominal stamp tax duty if this Agreement is executed in or brought into France) in France be paid on or in respect of this Agreement or any other documents to be furnished hereunder; provided that, as a general rule, any document in a language other than French must be translated into French by an official sworn translator if it is to be submitted as evidence in any action or proceedings before a French court or public body or used for any purpose (including registration) with public bodies.

(kkk)        The Company is not a “covered foreign person” as that term is defined in the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation, and as codified at 31 C.F.R. §850.101 et seq.

4.             Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)            Required Filings. The Company has prepared and will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request.

(b)            Delivery of Copies. The Company will deliver, upon request of the Underwriters and without charge, (i) to the Underwriters, two signed copies of the Registration Statement and the ADS Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement and the ADS Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein, and each Issuer Free Writing Prospectus) as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Securities by any Underwriter or dealer.

(c)            Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the ADS Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters reasonably object in a timely manner. The information contained in such amendment or supplement shall be made available, to the extent the Company reasonably determine that it is required by applicable French laws after consultation with the Underwriters, to the public in France through a press release broadcasted pursuant to applicable AMF rules.

(d)           Notice to the Underwriters. The Company will advise the Underwriters promptly, and confirm such advice in writing (which may be by electronic mail), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Securities for offer and sale in any jurisdiction or the initiation or, to the Company’s knowledge, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Offered Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)           Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Prospectus or any document to be filed with the Commission and incorporated by reference therein as may be necessary so that the statements in the Prospectus as so amended or supplemented or any document to be filed with the Commission and incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date, (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Pricing Disclosure Package or any document to be filed with the Commission and incorporated by reference therein as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law. The information contained in such amendment or supplement shall be made available, to the extent the Company reasonably determine that it is required by applicable French laws after consultation with the Underwriters, to the public in France through a press release broadcasted pursuant to applicable AMF rules.

(f)            Blue Sky Compliance. If required by applicable law, the Company will qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)            Earning Statement. The Company will make generally available to its security holders and the Underwriters as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided the Company will be deemed to have satisfied such requirement to the extent such information is filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor thereto.

(h)           Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act relating to, any Offered Securities or any securities convertible into or exercisable or exchangeable for Offered Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Offered Securities or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Offered Securities or such other securities, in cash or otherwise, without the prior written consent of each of Leerink and Stifel US, other than (A) the Offered Securities to be sold hereunder; (B) ADSs or Ordinary Shares, or options or warrants (including free shares, founder’s share warrants (BSPCE) and share warrants (BSA)) to purchase ADSs or Ordinary Shares, issued pursuant to (w) any employee or non-employee director or management benefit, stock option, warrant plan, stock bonus or other stock plan or arrangement described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the French Listing Prospectus and in effect as of the date hereof, (x) any employee or non-employee director or management benefit, stock option, warrant plan, stock bonus or other stock plan or arrangement to be approved by the Company’s Board of Directors with terms substantially similar to the terms of the plans or arrangements described under (w) above, (y) any successor or replacement equity plan approved within 30 days of this agreement by the Company’s Board of Directors and shareholders to individuals newly appointed as executive officers of the Company or (z) any modified equity plan, or modifications of existing equity plans, as approved by the Company’s Board of Directors and shareholders in accordance with the terms of such plans, provided that any such options or warrants under (w) through (y) cannot be vested or exercisable during the period of 90 days from the date of this agreement; (C) filing of a registration statement on Form S-8 to register ADSs or Ordinary Shares issuable pursuant to the terms of any management benefit, stock option, warrant plan, stock bonus or other stock plan described in the Registration Statement, Pricing Disclosure Package, the Prospectus and the French Listing Prospectus or any equity plan as described under (x), (y) and (z) in the immediately preceding clause; (D) ADSs or Ordinary Shares issued in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, business, property or other assets of another person or entity or pursuant to any employee benefit plan as assumed by the Company in connection with any such acquisition; provided, however, that in the case of clause (D), (x) such ADSs or Ordinary Shares shall not in the aggregate exceed 5% of the Company’s outstanding share capital immediately following the consummation of the offering of the Offered Securities contemplated by this Agreement and (y) the recipients thereof provide to the Underwriters, a signed agreement substantially in the form of Exhibit A; (E) sales under the Liquidity Agreement between Kepler Cheuvreux and the Company, provided that no such sales will occur prior to the 31st day following the date hereof; (F) the issuance of ADSs or Ordinary Shares upon exercise of warrants or pre-funded warrants to purchase ADSs or Ordinary Shares, pursuant to the terms of such warrants or pre-funded warrants described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (G) the issuance of securities convertible into or exercisable or exchangeable for Ordinary Shares in connection with the transactions with the European Investment Bank, with entities affiliated with BlackRock Investment Management (UK) Limited and with funds affiliated with Claret Capital Partners as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)            Use of Proceeds. The Company will apply the net proceeds from the sale of the Offered Securities as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j)             No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

(k)            Deposit. The Company agrees, prior to the Closing Date, to deposit the Underlying Shares with the Depositary in accordance with the provision of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that the ADSs will be issued against receipt of such Underlying Shares and delivered to the Underwriters on the Closing Date.

(l)            Exchange Listing. The Company will use its reasonable best efforts to list for quotation the Underlying Shares on Euronext.

(m)          Reports. For a period of two years from the date of this Agreement, the Company will furnish to the Underwriters, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Offered Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriters to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor thereto.

(n)           Registrar. The Company agrees to maintain a depositary for the ADSs and a transfer agent and registrar for the Underlying Shares.

(o)           Record Retention. During a period of three years from the date of this Agreement, the Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(p)           Foreign Private Issuer. The Company will promptly notify the Underwriters if the Company ceases to be a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of Offered Securities within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 4(h) hereof.

(q)           Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties (including any financial transaction tax as set out in Article 235 ter ZD of the Code général des impôts), on the sale of the Offered Securities by the Company to the Underwriters and on the execution and delivery of this Agreement, unless in each case, such duties, interest or penalties would not have been due if no deed had been executed or if the deed had not been executed in France. All indemnity payments to be made by the Company hereunder in respect of this Section 4(q) shall be made without withholding or deduction for or on account of any present or future French taxes, duties or governmental shares whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for any net income, capital gains or franchise taxes imposed on the Underwriters by France or any political subdivision of taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

(r)            Euronext Notices. The Company will as soon as practicable, before or after the Closing Date and, in any event within any prescribed period of time, give such notices to, or make such filings with, Euronext or other agencies or bodies, as shall be required under any applicable laws or regulations in connection with the issuance of the ADSs.

5.             Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)            It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in any Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)           It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.             Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Offered Securities on the Closing Date, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)            Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)            No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto), the Prospectus (excluding any amendment or supplement thereto), and the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)           Officer’s Certificate. The Underwriters shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company/the Chief Executive Officer who is satisfactory to the Underwriters (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Section 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) to the effect set forth in paragraphs (a) and (c) above.

(e)           Comfort Letters. (i) On the date of this Agreement and the Closing Date, KPMG S.A. shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than four business days prior to such Closing Date. (ii) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Underwriters a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters.

(f)            Opinion and 10b-5 Statement of U.S. Counsel for the Company. Cooley LLP, counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(g)           Opinion of French Counsel for the Company. Gide Loyrette Nouel A.A.R.P.I., French counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(h)           Opinion of Intellectual Property Counsel for the Company. Cabinet Beau de Loménie, Crowell & Moring LLP, HSML P.C., Millen, White, Zelano & Branigan, P.C. and Ladas & Parry LLP, counsels for the Company with respect to intellectual property matters, shall have furnished to the Underwriters, at the request of the Company, their written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(i)            Opinion and 10b-5 Statement of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date, (1) an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, counsel for the Underwriters, and (2) an opinion, addressed to the Underwriters, of CMS Francis Lefebvre Avocats, French counsel for the Underwriters, in each case, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)            Opinion of Counsel for the Depositary. Emmet, Marvin & Martin, LLP, counsel for the Depositary, shall have furnished to the Underwriters, at the request of the Depositary, their written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(k)           Certificate of the Depositary. The Depositary shall have furnished or caused to be furnished to the Underwriters on the Closing Date, a certificate, dated the Closing Date, and satisfactory to the Underwriters, of one of its authorized officers with respect to the delivery of the ADSs representing the Underlying Shares and such other customary matters related thereto as the Underwriters may reasonably request.

(l)            No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities.

(m)          Exchange Listing. The ADSs shall have been approved for listing on the Nasdaq Global Market and the Underlying Shares shall have been approved for listing on the Nasdaq Global Market and Euronext, respectively.

(n)           Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, signed by certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Ordinary Shares, ADSs or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date.

(o)            Irrevocable Instruction Letter. At or prior to the Closing Date, the Underwriters shall have received an irrevocable payment instruction from the Company in a form reasonably satisfactory to them, authorizing and instructing the Registrar to deduct the aggregate amount equal to the fees, commissions, costs, expenses and other amounts payable by the Company to the Underwriters pursuant to this Agreement from the funds in the Blocked Account after the Certificate is issued and prior to any other payment from the Blocked Account. Payment therefor in connection with the ADSs shall be in United States dollars made to the account of Stifel, it being specified that Stifel is in charge of centralizing the proceeds received from subscribers to the ADSs.

(p)           Depositary Certificate (certificat du dépositaire). On the Closing Date, once it has received the funds corresponding to the subscription of the ADSs, the Registrar shall have issued the Certificate, relating to the capital increase of the Company resulting from the subscription of the ADSs and shall send a copy thereof to the Company and the Underwriters.

(q)           Investor Letters. The Underwriters and the Company shall have received an investor letter substantially in the form of Exhibit B from each prospective investor, attesting in particular to their qualification in the category defined by the Company’s combined shareholders’ meeting held on May 22, 2025, pursuant to its 27th resolution, and each such letter shall be in full force and effect.

(r)            Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             Indemnification and Contribution.

(a)            Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf any Underwriter consists of the information described as such in subsection (b) below.

(b)           Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the “Underwriting” section of the Prospectus furnished by or on behalf each Underwriter: (i) the list of Underwriters and their respective participation in the sale of the Offered Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus.

(c)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Underwriters and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement, or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Offered Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Offered Securities. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other reasonable and documented expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.             Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.             Termination. This Agreement may be terminated in the absolute discretion of the Underwriters by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, The Nasdaq Stock Market, and/or Euronext; (ii) trading of the Ordinary Shares of the Company shall have been suspended on Euronext (except in the context of a trading halt on Euronext decided by the Company in the context of the Offering); (iii) trading of the ADSs of the Company shall have been suspended on the Nasdaq Global Market; (iv) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or French authorities; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriters is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of any Offered Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus. For the avoidance of doubt, the Company will reimburse the Underwriters promptly following the termination of this Agreement for any amounts wired or transferred (including any pre-funding amounts) to or on behalf of the Company in preparation for the Closing Date.

10.           Defaulting Underwriter.

(a)            If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Offered Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Securities on such terms. If other persons become obligated or agree to purchase the Offered Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10 purchases Offered Securities that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered Securities that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate number of Offered Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Offered Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered Securities that such Underwriter agreed to purchase on such date) of the Offered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered Securities that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate amount of Offered Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.           Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Securities (including any stock or other transfer taxes and any stamp or other duties payable thereupon); (ii) all fees and expenses of the depositary and the registrar, (iii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iv) the costs of reproducing and distributing this Agreement; (v) the fees and expenses of the Company’s counsel and independent accountants; (vi) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Securities under the laws of such jurisdictions as the Underwriters may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum, including the related reasonable fees and expenses of counsel for the Underwriters; (vii) the cost of preparing share certificates; (viii) the costs and charges of any transfer agent and any registrar; (ix) the transportation and other expenses incurred by or on behalf of Company Underwriters in connection with presentations to prospective purchasers of the Offered Securities and 50% of the cost of any aircraft chartered in connection with any “road show,” with the remaining 50% of the cost of such aircraft and the transportation and other expenses incurred by or on behalf of Underwriter Underwriters to be paid by the Underwriters; and (x) all expenses and application fees related to the listing of the Underlying Shares on Euronext.

(b)            If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Offered Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Offered Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. For the avoidance of doubt, it is understood that the Company will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligation to purchase Offered Securities hereunder.

12.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.           Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14.           Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, the following definitions apply:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.           Other Liabilities Governed by Non-EEA Law / Non-UK Law.

Notwithstanding and to the exclusion of any other term of this Underwriting Agreement or any other agreements, arrangements, or understanding between the parties hereto, each counterparty to a BRRD Party acknowledges and accepts that a BRRD Liability arising under this Underwriting Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)           the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)           the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on it of such shares, securities or obligations;

(iii)          the cancellation of the BRRD Liability; and

(iv)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)           the variation of the terms of this Underwriting Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this Section 15:

“Bail-in Legislation” means in relation to the UK and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Party” means a party to this Underwriting Agreement that is subject to Bail-in Powers.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

16.           Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

17.           Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.           No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the Purchase Price and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

19.           Miscellaneous.

(a)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to Leerink Partners LLC, 1301 Avenue of the Americas, 5th Floor, New York, New York 10019, Attention: Stuart R. Nayman; Stifel, Nicolaus & Company, Incorporated, 787 7th Avenue, 11th Floor, New York, New York 10019; or Stifel Europe Securities SAS, 26 avenue des Champs Elysées, 75008 Paris, France. Notices to the Company shall be given to it at c/o Inventiva S.A., 50, rue de Dijon, 21121, Daix, France (email: ***; ***, with copy to: ***), Attention: Andrew Obenshain and Axel-Sven Malkomes.

(b)           Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)           Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated here-by. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Inventiva Inc. c/o Altios International Inc., located at 450 7th Avenue, Suite 1501, New York, New York 10123, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 19 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d)            Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e)            Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) France, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f)            Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)           Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h)           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

INVENTIVA S.A.

By:	/s/ Andrew Obenshain
	Name:	Andrew Obenshain
	Title:	Directeur général (Chief Executive Officer)

Accepted: As of the date first written above

LEERINK PARTNERS LLC

By:	/s/ Gabriel Cavazos
Authorized Signatory

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Ken Clausman
Authorized Signatory

STIFEL EUROPE SECURITIES SAS

By:	/s/ Grégoire Gillingham
Authorized Signatory

Schedule I

Underwriter	Number of ADSs to be Purchased
Leerink Partners LLC	15,545,454
Stifel, Nicolaus & Company, Incorporated	11,727,273
Stifel Europe Securities SAS	0
Total	27,272,727

Annex A

a.	Pricing Disclosure Package

None.

b.	Pricing Information Provided Orally by Underwriters

$4.40 per ADS

27,272,727 ADSs

Annex B

Written Testing-the-Waters Communications

Investor presentation dated May 2026

Exhibit A

LOCK-UP AGREEMENT

[•], 2026

Leerink Partners LLC

1301 Avenue of the Americas, 5th Floor

New York, New York 10019

Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 11th Floor

New York, New York 10019

Stifel Europe Securities SAS

26 avenue des Champs Elysées

75008 Paris

France

Re: Inventiva S.A. – Offering

Ladies and Gentlemen:

The undersigned understands that Leerink Partners LLC (“Leerink”), Stifel, Nicolaus & Company, Incorporated (“Stifel US”) and Stifel Europe Securities SAS (“Stifel Europe” and, together with Stifel US, “Stifel” and, together with Leerink, the “Underwriters”) propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Inventiva S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Dijon under number 537 530 255 (the “Company”), providing for an offering (the “Offering”) of ordinary shares, nominal value €0.01 per share, of the Company (the “Ordinary Shares”), to be represented by American Depositary Shares, each representing one Ordinary Share (the “ADSs” or the “Securities”).

In consideration of the Underwriters’ agreement to purchase and make the Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of each of Leerink and Stifel US, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 90 days after the date of the final prospectus relating to the Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs, of the Company (collectively, the “Equity Securities”) or any securities convertible into or exercisable or exchangeable for any Equity Securities (including without limitation, Equity Securities, or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Equity Securities or such other securities, whether any such transaction described in clauses (1) or (2) above is to be settled by delivery of Equity Securities or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of Equity Securities or any security convertible into or exercisable or exchangeable for Equity Securities, in each case other than:

(A) transfers or dispositions of Equity Securities acquired in open market transactions following the Offering; provided, however, that no filing or notification under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or the equivalent thereof in any non-U.S. jurisdiction) will be required or any other public announcement or filing will be voluntarily made during the Restricted Period in connection with such transfers or dispositions under this clause (A);

(B) transfers of shares of any Equity Securities as a bona fide gift or gifts or by will, testamentary document or intestate succession;

(C) distributions of shares of any Equity Securities to partners, members, trust beneficiaries or shareholders of the undersigned;

(D) transfers of shares of any Equity Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(E) transfers of shares of any Equity Securities solely by operation of law, such as pursuant to a qualified domestic order;

(F) transfers of shares of any Equity Securities in connection with a divorce settlement;

(G) transfers of shares of any Equity Securities to any direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or any investment fund or other entity controlled or managed by the undersigned or any investment fund or other entity that controls the undersigned, if the undersigned is a corporation, partnership, limited liability company, trust or other business entity;

(H) transfer of shares of any Equity Securities to the Company in connection with the repurchase of Equity Securities in connection with the termination of the undersigned's employment with the Company pursuant to contractual agreements with the Company as in effect as of the date of the Prospectus;

(I) transfers of shares of any Equity Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Equity Securities or other such securities in connection with such transaction, or vote any Equity Securities or other such securities in favor of any such transaction) approved by the Board of Directors of the Company; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this Letter Agreement;

(J) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Equity Securities, provided that (a) such plan does not provide for the transfer of shares of Equity Securities during the Restricted Period and (b) the entry into such plan is not publicly disclosed, including, without limitation, in any filings or notifications under the Exchange Act (or equivalent thereof in non U.S. jurisdictions) during the Restricted Period; and

(K) the receipt, exercise, vesting or forfeiture of, or removal or lapse of restrictions on any warrant (including any free share, share warrant (Bon de souscription d’Actions), pre-funded warrant or founder’s share warrant (Bon de Souscription de Parts de Créateur d’Entreprise)), options to purchase Equity Securities, Equity Securities issued upon exercise of any warrant (including any share warrant (Bon de souscription d’Actions), pre-funded warrant or founder’s share warrant (Bon de Souscription de Parts de Créateur d’Entreprise)), option, free share, restricted Equity Security or other award pursuant to any equity incentive plan or agreement in existence as of the date hereof and described in the Prospectus, so long as such transaction or event does not involve the sale or transfer of any Equity Securities (other than (i) sales or transfers permitted under clauses (A) through (J) above and (ii) from the undersigned to the Company pursuant to a cashless or net exercise of a security to cover the exercise price or taxes due upon the exercise or vesting of such security); provided, however, that (x) any security referred to in this clause (K) shall be subject to the restrictions set forth in this Letter Agreement, subject to the allowances set forth in the preceding paragraphs and this paragraph, and (y) no filing under the Exchange Act (or equivalent thereof in non U.S. jurisdictions) or any other public announcement regarding any such transaction or event shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Restricted Period. For the avoidance of doubt and for the purposes of this paragraph, a cash exercise of an option or any warrant to purchase Equity Securities shall not be deemed to be a transaction or event involving the sale or transfer of Equity Securities;

provided that (1) in the case of any transfer or distribution pursuant to clauses (B), (C), (D), (E), (F), or (G) each donee or distributee shall execute and deliver to the Underwriters a lock-up letter in the form of this paragraph, (2) in the case of any transfer or distribution pursuant to clauses (B), (E), or (H), any required filing under the Exchange Act (or equivalent thereof in non U.S. jurisdictions), or other required public announcement shall state the nature of such transfer or distribution, (3) in the case of any transfer or distribution pursuant to clauses (C), (D), (F) or (G), no filing under the Exchange Act (or equivalent thereof in non U.S. jurisdictions), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (and, other than in the case of a transfer described in clauses (C) or (G) requiring a filing or other public announcement, shall state that such transfer has been made for tax purposes), and (4) any transfer pursuant to any of clauses (B) through (G) shall not involve a disposition for value.

For purposes of this Letter Agreement, (i) “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and (ii) “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Equity Securities described herein, are hereby authorized to decline to make any transfer of Equity Securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) the Company advises the Underwriters in writing that it has determined not to proceed with the Offering, (ii) the Underwriting Agreement does not become effective by June 30, 2026 or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Letter Agreement.

THIS LETTER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

Yours very truly,

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Address:	Address:

E-mail:	E-mail:

Exhibit B

[FORM OF INVESTOR LETTER]

American Depositary Shares

Inventiva S.A.

50 rue de Dijon

21121 Daix France

France

and

Leerink Partners LLC

1301 Avenue of the Americas, 5th Floor

New York, New York 10019

Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 11th Floor

New York, New York 10019

Stifel Europe Securities SAS

26 avenue des Champs Elysées

75008 Paris

France

[•], 2026

Ladies and Gentlemen:

In connection with the proposed offering of new ordinary shares to be delivered in the form of American Depositary Shares (the “New Shares”) of Inventiva S.A. a French société anonyme, whose registered office is at 50 rue de Dijon, 21121 Daix, France (the “Company”), in the context of an issuance without preferential subscription rights of New Shares reserved to a specified category of investors in accordance with the provisions of the 27th resolution of the extraordinary shareholders’ meeting of the Company held on May 22, 2025 (the “Offering” and such shares, the “New Shares”), the undersigned (the “Investor”) hereby represents and warrants that, as at the date hereof and until the completion of the Offering, it belongs and will belong, or is acting on behalf of or advising an investor who belongs and will belong, to one of the following categories:

1.	natural or legal persons (including companies) trusts or investment funds, or other investment vehicles, in any form, established under French or foreign law, which regularly invest in the pharmaceutical, biotechnological or medical technology sectors; and/or

2.	companies, institutions or entities, in any form, French or foreign, exercising a significant part of its activities in the pharmaceutical, cosmetic or chemical sectors, or medical devices and/or technologies, or researching in such sectors.

Sincerely yours,

On behalf of

By:
Name:
Title:

45